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                                                                   EXHIBIT 10.72

                           ACCUMED INTERNATIONAL, INC.

                                AGENCY AGREEMENT



Commonwealth Associates
830 Third Avenue
New York, New York  10017

                                                          February 13, 1998

Gentlemen:

               AccuMed International, Inc., a Delaware corporation (the "Company"), proposes to exchange up to $6,000,000 principal amount of 12% convertible promissory notes ("Notes") in an exchange offer (the "Exchange Offer") for shares (the "Shares") of Series A Convertible Preferred Stock, $0.01 par value per share, of the Company and common stock purchase warrants ("Warrants"). The Exchange Offer will be made pursuant to those terms and conditions acceptable to you as reflected in the Confidential Exchange Offer Memorandum dated February 13, 1998, including all exhibits, attachments and supplements thereto (the "Memorandum"). The Exchange Offer is being made pursuant to the Memorandum and related documents in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder.

               Commonwealth Associates is sometimes referred to herein as the "Placement Agent." The Memorandum (including the exhibits thereto), as it may be amended from time to time, and the form of proposed subscription agreement and registration rights agreement between the Company and each subscriber (the "Subscription Agreement") and the exhibits which are part of the Memorandum and/or Subscription Agreement, respectively, are collectively referred to herein as the "Offering Documents."

               The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to counsel to the Placement Agent.

               Each prospective investor desiring to exchange Notes for the Shares and Warrants ("Subscriber") will be required to deliver, among other things, the Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.




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               1.     Appointment of Placement Agent.

                      (a) You are hereby appointed exclusive Placement Agent of the Company (subject to your right to have Selected Dealers, as defined in Section 1(c) hereof, participate in the Exchange Offer) during the Offering Period herein specified for the purposes of assisting the Company in soliciting the exchange of Notes described in the Offering Documents. The Offering Period shall commence on the day the Offering Documents are first made available to you by the Company for delivery in connection with the Exchange Offer and shall continue through 5:00 p.m. New York time on February 19, 1998 (the "Expiration Date") (unless extended under circumstances specified in the Memorandum).

                      (b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, Commonwealth Associates hereby accepts such agency and agrees to use its best efforts to assist the Company with the Exchange Offer described in the Offering Documents. It is understood that the Placement Agent has no commitment to complete the Exchange Offer. Your agency hereunder is not terminable by the Company except upon termination of the Offering Period.

                      (c) You may engage American Equities or such other persons, selected by you in your discretion, that are members of the National Association of Securities Dealers, Inc., ("NASD") and that have executed a Selected Dealers Agreement substantially in the form attached hereto as Schedule A, to assist you in the Exchange Offer (each such person being hereinafter referred to as a "Selected Dealer") and you may allow such persons such part of the compensation and payment of expenses payable to you hereunder as you shall determine. Each Selected Dealer shall be required to agree in writing to comply with the provisions of, and to make the representations, warranties and covenants contained in this Section 1.

                      (d) The exchange of Notes by Subscribers shall be evidenced by the execution by Subscribers of a Subscription Agreement and Letter of Transmittal accompanying the Memorandum. No exchange shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of the Notes delivered in exchange for the Shares and Warrants.

               2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent, as follows:

                      (a) Securities Law Compliance. The Offering Documents conform in all respects with the requirements of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to



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"private offerings" to "accredited investors" of the type contemplated by the
Company. The Offering Documents will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Exchange Offer or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems necessary to comply with applicable state and federal law.

                      (b) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, as appropriate and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the business of the Company. AccuMed International Limited ("AccuMed International") and Oncometrics Imaging Corp. ("Oncometrics") are entities possessing substantially the same characteristics under the laws of the United Kingdom and the Yukon Territory, respectively.

                      (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth on Exhibit C hereto. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholder of the Company. All prior sales of securities of the Company were either registered under the Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

                      (d) Warrants, Preemptive Rights, Etc. Except for the warrants to purchase shares of Common Stock to be issued to you or your designees in consideration for your acting as Placement Agent hereunder (the "Agent's Warrants"), and except as set forth in or contemplated by the Offering Documents, the Form S-3 Prospectus or set forth on Exhibits C and D, there are not, nor will there be immediately after the Expiration Date (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Exchange Offer will not cause any anti-dilution adjustments to such securities or commitments.



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                      (e) Subsidiaries and Investments. The Company has no
subsidiaries other than Oncometrics and AccuMed International (the "Subsidiaries") and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity. All of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and (except for the shares of Oncometrics not owned by the Company) is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that certain of the shares of AccuMed International are subject to a lien securing the Company's indebtedness to Transamerica Business Credit Corporation.

                      (f) Financial Statements. The financial information contained in the Offering Documents is accurate in all material respects. The Company's Form 10-QSB for the nine month period ended September 30, 1997, as amended by Amendment No. 1, contains the Company's (i) Balance Sheets at December 31, 1996 and at September 30, 1997 (hereinafter, September 30, 1997 being referred to as the "Balance Sheet Date"), (ii) Statements of Operations for the three and nine months ended September 30, 1996, and 1997 and (iii) Statements of Cash Flows for each of the nine months ended September 30, 1996 and September 30, 1997 (such financial statements attached to the Offering Documents hereinafter referred to collectively as the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

                      (g) Absence of Changes. Since the Balance Sheet Date and except as described in the Offering Documents or set forth in Exhibit G hereto, neither the Company nor the Subsidiaries have incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company or the Subsidiaries, and, except as set forth in Exhibit G to this Agreement and except as described in the Memorandum, there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or the Subsidiaries, or any issuance of options, warrants or other rights to purchase the capital stock of the Company or the Subsidiaries, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company and the Subsidiaries, taken as a whole, and neither the Company nor the Subsidiaries has become a party to, and neither the business nor the property of the Company or the Subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

                      (h) Title. Except as set forth on Exhibit H hereto, each of the Company and the Subsidiaries have good and marketable title to all properties and assets, owned



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by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the Company's or the Subsidiaries' business. All of the material leases and subleases under which the Company or the Subsidiaries are the lessor or sublessor of properties or assets or under which the Company or the Subsidiaries hold properties or assets as lessee or sublessee are in full force and effect, and neither the Company nor the Subsidiaries are in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company's knowledge, no material claim has been asserted by anyone adverse to rights of the Company or the Subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or the Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company and the Subsidiaries own or lease all such properties as are necessary to their respective operations as now conducted and to be conducted, as presently planned.

                      (i) Proprietary Rights. Except as set forth in Exhibit I hereto and except as set forth in the Offering Documents, the Company and the Subsidiaries own or possess adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used or proposed to be used in the conduct of their respective business as described in the Offering Documents (the "Proprietary Rights"). Neither the Company nor the Subsidiaries have received any notice of any claims, nor does the Company have knowledge of any threatened claims or facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or the Subsidiaries or proposed to be used or offered by the Company or the Subsidiaries infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, except as set forth on Exhibit I to the best of the Company's knowledge, no others have infringed the Company's or the Subsidiaries' Proprietary Rights.

                      (j) Litigation. Except as set forth in the Memorandum or in an Exhibit thereto which has been incorporated therein or Exhibit I, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries the adverse outcome of which would materially adversely affect the Company's or the Subsidiaries' business or prospects, taken as a whole. Neither the Company nor the Subsidiaries are subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would materially adversely affect the Company's and the Subsidiaries' business or prospects, taken as a whole.

                      (k) Non-Defaults; Non-Contravention. Neither the Company nor the Subsidiaries are in violation of or default under, nor will the execution and delivery of this Agreement or any of the Offering Documents, the Shares, the Warrant Agreement, or the Agent's



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Warrants (as defined herein) or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation (i) under its Certificate of Incorporation, or its By-laws, or any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company or the Subsidiaries are a party or by which it or its property is bound or affected or
(ii) with respect to any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in each case would have a material adverse effect on the business, financial condition or prospects of the Company and the Subsidiaries, taken as a whole.

                      (l) Taxes. The Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects. Except for tax obligations subject to reasonable dispute by the Company, the Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued. The tax returns of the Company are not currently the subject of any audit by any state, local or Federal authorities of which such authority has notified the Company. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

                      (m) Compliance With Laws; Licenses, Etc. Except as set forth in the Offering Documents, neither the Company nor the Subsidiaries have received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its respective business which has not been cured, the violation of, or noncompliance with which, would reasonably be expected to have a materially adverse effect on the business or operations of the Company and the Subsidiaries, taken as a whole. Each of the Company and the Subsidiaries have all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of their respective business as currently conducted and the use of its properties, except where the failure to be licensed would not have a material adverse effect on the business of the Company and the Subsidiaries, taken as a whole. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any thereof.

                      (n) Authorization of Agreement, Etc. This Agreement has been duly and validly authorized, executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement, the Subscription Agreement and the Warrant Agreement have been duly authorized by all requisite corporate action by the Company and when



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delivered, constitute or will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                      (o) Authorization of Shares and Warrants Etc. The issuance, sale and delivery of the Shares and Warrants in exchange for the Notes and the Agent's Warrants have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered, the Shares and the Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Expiration Date.

                      (p) Authorization of Reserved Shares. The issuance, sale and delivery by the Company of the shares of Common Stock issuable upon conversion and/or exercise of the Shares and Warrants, respectively, including the Agent's Warrants (the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon conversion and/or exercise of all or any of the Shares, Warrants and the Agent's Warrants and when so issued, sold, paid for and delivered, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Expiration Date.

                      (q) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Offering Documents and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the Securities Act, the exchange of the Notes for the Shares and Warrants pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Regulations"). The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

                      (r) Registration Rights. Except as set forth on Schedule
(r) hereto and except with respect to holders of the Shares and Warrants and the Agent's Warrants, and except as referenced or described in the Offering Documents, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company on the date hereof.

                      (s) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.

                      (t) Title to Securities. When certificates representing the Shares and Warrants and/or the Reserved Shares shall have been duly delivered to the purchasers and



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payment shall have been made therefor in accordance with the terms of the
Offering Documents or the Warrant Agreement, as applicable, the Subscribers shall have good and marketable title to the Shares and Warrants and/or the Reserved Shares, as the case may be, free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising or through the acts of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

                      (u) Right of First Refusal. Except as set forth on Schedule U, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to the transactions contemplated by this Agreement, except such as have been waived prior to the Expiration Date.

                      (v) Securities Exchange Act Compliance. The Company has filed with the Securities and Exchange Commission ("SEC") on a timely basis all filings required of a company whose securities have been registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), during the prior three years. All information contained in such filings is true, accurate and complete in all material respects. For a period of five years from the date of this Agreement, the Company covenants to maintain the registration of its Common Stock under the Exchange Act and to make all filings thereunder on a timely basis. For the purpose of this paragraph, filings pursuant to Rule 12b-25 of the Exchange Act shall be deemed timely.

               3.     Expiration Date; Placement and Fees.

                      (a) Expiration Date. Provided Notes have been tendered, the Company in its sole discretion, may reject or accept tenders of Notes in full or part. If tenders are accepted on the Expiration Date, the Notes shall be exchanged for the Shares and Warrants and the certificates representing the Shares and Warrants will be delivered to Subscribers therefor promptly following the Expiration Date. In addition, subsequent exchanges (if applicable) may be scheduled at the discretion of the Company and Placement Agent. In such event, the date of any such subsequent exchange will be deemed an "Expiration Date" hereunder.

                      (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Expiration Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                         (i) Due Qualification or Exemption. (A) The Exchange
Offer will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(c) below not later than the Expiration Date, and (B) at the Expiration Date no stop order suspending the exchange of the Notes shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;



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                           (ii) No Material Misstatements. Neither the Blue Sky
qualification materials nor the Memorandum contains an untrue statement of a fact which is material, or omits to state a fact, which is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (iii) Compliance with Agreements. The Company will
have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Expiration Date except as to obligations which by their nature are herein contemplated to be performed after the Expiration Date;

                           (iv) Corporate Action. The Company will have taken
all necessary corporate action, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and under the Exchange Offer contemplated hereby;

                           (v) Opinion of Counsel. The Placement Agent shall
receive the opinion of Joyce Wallach, dated the Expiration Date(s), substantially to the effect that:

                                 (A) the Company has been duly organized and is
validly existing and in good standing under the laws of the State of its incorporation, has all requisite power and authority necessary to own or hold its properties and conduct its business and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a material adverse effect on the business and condition (financial or otherwise) of the Company; AccuMed International and Oncometrics are entities duly organized and validly existing under the laws of the United Kingdom and the Yukon Territory, respectively;

                                 (B) each of this Agreement, the Warrant
Agreement, the Subscription Agreement and Registration Rights Agreement, the Agent's Warrants and the Share Certificates has been duly authorized, executed and delivered by the Company, and the Certificate of Designation has been duly executed by the Company and filed with the Secretary of State of Delaware, and each of them constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                                 (C) the authorized, issued and outstanding
capital stock of the Company (before giving effect to the transactions contemplated by this Agreement) is as set forth in Exhibit C. Except for the Shares, Warrants and Agent's Warrants to be issued as contemplated by this Agreement, to such counsel's knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to



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which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in Exhibit D. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid (except for the shares in an escrow described in the Company's Pre-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Regis. No. 333-28125)) and nonassessable and have not been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales during the three years immediately prior to the date hereof of such outstanding securities were either registered under the Act and applicable state securities laws or exempt from such registration requirements. The Shares, when issued in accordance with the terms of the Exchange Offer and the Certificate of Designation, Preferences and Rights, will be validly issued and will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof. The Reserved Shares have been duly reserved, and when issued in accordance with the terms of the Shares, the Warrants and the Agent's Warrants will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof;

                                 (D) assuming (i) the accuracy of the
information provided by the Subscribers in the Offering Documents and (ii) that the Placement Agent has complied in all material respects with the requirements of Section 4(2) of the Securities Act (and the provisions of Regulation D promulgated thereunder), the exchange of the Notes for Shares and Warrants is exempt from registration under the Securities Act and Regulation D promulgated thereunder;

                                 (E) neither the execution and delivery of this
Agreement, the Shares, the Warrants, the Warrant Agreement, the Subscription Agreement and Registration Rights Agreement, or the Agent's Warrants nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, has, nor will, conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or the Subsidiaries, or, to such counsel's knowledge, any material contract, instrument or document to which the Company or the Subsidiaries are a party, or by which the Company, the Subsidiaries or any of their respective properties are bound, or, to such counsel's knowledge, violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or the Subsidiaries or any of their respective properties or businesses;

                                 (F) to such counsel's knowledge, there are no
claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against or affecting the Company or the Subsidiaries or involving the properties of the Company or the Subsidiaries which might materially and adversely affect the business, properties or financial condition of the Company or the Subsidiaries or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement, except as set forth in or contemplated by the Offering Documents; and



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                                 (G) such counsel has participated in the
preparation of the Offering Documents and nothing has come to the attention of such counsel to cause her to have reason to believe that the Offering Documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

                          (vi) The Placement Agent shall receive a certificate
of the Company, signed by the Chairman and Chief Executive Officer or Chief Financial Officer and Chief Operating Officer and Secretary thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at the Expiration Date with the same effect as though expressly made at the Expiration Date.

                          (vii) Promptly after the Expiration Date, if
applicable, the Placement Agent shall receive copies of all letters from the Company to the investors transmitting the Shares and Warrants.

                      (c) Blue Sky. A summary blue sky survey shall be prepared by counsel to the Placement Agent stating the extent to which and the conditions upon which the exchange of the Notes may be made in certain jurisdictions. It is understood that such survey may be based on or rely upon (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber, (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agreement, (iii) the representations and warranties of the Placement Agent, and (iv) the representations of the Company set forth in the certificate to be delivered at the Expiration Date pursuant to paragraph (iii) of Section 3(b).

                      (d) Placement Fee and Expenses. Simultaneously with the exchange of the Notes at the Expiration Date as provided in paragraph 3(a) above, the Company shall at the Expiration Date pay to the Placement Agent (i) a commission equal to five percent (5%) of the aggregate principal amount of the Notes exchanged (payable 60 days following the Expiration Date); and (ii) reimbursement for accountable expenses. In addition, the Placement Agent shall have previously received a copy of written documentation from the Company to the registrar and transfer agent for the Common Stock instructing it to issue to the Placement Agent a certificate representing 50,000 shares of Common Stock in lieu of a cash retainer. The Company shall also pay all expenses in connection with the qualification of the Shares and Warrants under the securities or Blue Sky laws of the states which the Placement Agent shall designate. The Company will, at the Expiration Date, issue to you or your designees (which may include any Selected Dealer or any officer of the Placement Agent or a Selected Dealer) the Agent's Warrants in the form annexed hereto as Exhibit 1 to purchase 5% of the shares of Common Stock underlying the Shares and Warrants issued in exchange for the Notes. The Agent's Warrants will be exercisable for a period of seven years from the Expiration Date. Moreover, an aggregate of 200,000 warrants previously issued to the Placement Agent or its designees in connection with the private placement of the Notes, exercisable at an exercise price of $3.125 per share, will be exchanged for Warrants having identical terms except that the Warrants will have an exercise price of $1.125 per share. The Placement Agent will be entitled to receive the Transaction Fee whether or not the exchange is solicited by the Placement Agent, the Company or any third party.

                      (e) Bring-Down Opinions and Certificates. If there is more than one Expiration Date, then at each such Expiration Date with respect to which Notes are exchanged there shall be delivered to the Placement Agent updated opinions and certificates as described in (v), (vi) and (vii) of Section 3(b) above, respectively.

                      (f) No Adverse Changes. There shall not have occurred, at any time prior to the Expiration Date or, if applicable, any additional Expiration Date, (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the exchange of the Notes.

               4. Covenants of the Company.

                      (a) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the proposed Exchange Offer including, but not limited to, legal fees (including those of counsel to the Placement Agent) relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto; preparing and delivering all placement agent and selling documents, including, but not limited to, the Agency Agreement with the Placement Agent and the blue sky memorandum; Share and Warrant certificates, blue sky fees, filing fees and the fees and disbursements of counsel in connection with blue sky matters (the "Company Expenses"). Such expenses shall not include the cost of the Placement Agent's reasonable mailing, telephone, telegraph, travel, due diligence meeting and other similar expenses (the "Placement Agent Expenses") which are covered by the accountable expense allowance set forth in Section 3(d) above, payable by the Company to the Placement Agent.

                      (b) Notification. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the Expiration Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Shares or Warrants, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

                      (c) Blue Sky. The Company will use its commercially reasonable efforts to qualify or register the Shares and Warrants for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities or be subject to general service of process in any jurisdiction in which it is not so qualified or subject. The Company will not consummate the exchange of the Notes in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

                      (d) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the Expiration Date. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

                      (e) Press Releases, Etc. The Company shall not, during the period commencing on the date hereof and ending on the Expiration Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Exchange Offer, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld unless, in the opinion of Company counsel, the press release is required under the securities laws of the United States or the rules or policies of Nasdaq.

                      (f) Form 10-K. The Company will provide to the Placement Agent, promptly upon the filing thereof with the Commission (and in any event no later than 5 days after such filing), a copy of its Annual Report on Form 10-K for the year ended December 31, 1997.

                      (g) Restrictions on Issuance of Securities. Prior to the Expiration Date, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of Common Stock or grant any warrants, options or other securities of the Company except for issuances of shares upon
(i) the exercise of outstanding options and warrants, and (ii) the transactions contemplated on Exhibit D.

               5.     Indemnification.

                      (a) (i) The Company agrees to indemnify and hold harmless the Placement Agent and its shareholders, directors, officers, agents and controlling persons (an "Placement Agent Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, and the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                          (ii) The Placement Agent agrees to indemnify and hold
harmless the Company and its respective shareholders, directors, officers, agents and controlling persons (a "Company Indemnified Party" and collectively as the context requires, with the Placement Agent Indemnified Party, the "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Company for legal fees and related expenses (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, and the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Placement Agent to the Company specifically for inclusion in the Offering Documents. In no event shall the liability of the Placement Agent hereunder be greater in amount than the dollar amount of the Notes exchanged in the Exchange Offer.

                      (b) The Company agrees to indemnify and hold harmless a Placement Agent Indemnified Party to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the Exchange Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

                      (c) Promptly after receipt by a person entitled to indemnification pursuant to the foregoing subsection (a) or (b) under this Section of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section 5. In case any such action is brought against an Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the indemnifying party to the Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to the Indemnified Party under this
Section 5 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or parties and the indemnifying party and, in the judgment of the Indemnified Party, it is advisable for the Indemnified Party or parties to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Indemnified Party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or parties. No settlement of any action against an Indemnified Party shall be made without the consent of the Indemnified Party, which shall not be unreasonably withheld in light of all factors of importance to the Indemnified Party.

               6.     Contribution.

                      To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section (5) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an Indemnified Party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6. Anything in this
Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

               7.     Miscellaneous.

                      (a) Survival. Any termination of the Exchange Offer without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in Section 6 hereof shall survive any termination and shall survive the Expiration Date for a period of five years.

                      (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company as of the date hereof shall survive execution of this Agreement and the exchange of the Notes and the termination of this Agreement.

                      (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

                      (d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions.

                      (e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

                      (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be telecopied, mailed, delivered and confirmed to it at Commonwealth Associates, 830 Third Avenue, New York, New York 10017, Att: Keith Rosenbloom, Esq., telecopy number
(212) 223-4756, with a copy to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, Att: Alison S. Newman, Esq. and if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at AccuMed International, Inc., 900 North Franklin Street, Suite 401, Chicago, IL 60610,
Att: Paul F. Lavallee, telecopy number (312) 642-3101, with a copy to AccuMed International, Inc., 1500 7th Avenue, Sacramento, CA 95818, Attn: Joyce Wallach, General Counsel, telecopy number (916) 443-6850.

                      (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

               If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                       Very truly yours,

                                       ACCUMED INTERNATIONAL, INC.


                                       By:  \s\ PAUL F. LAVALLEE
                                          -----------------------------
                                          Paul F. Lavallee, Chairman,
                                          Chief Executive Officer and President


Agreed:

COMMONWEALTH ASSOCIATES


By: \s\  JOSEPH D. WYNNE
   --------------------------
      Chief Financial Officer

                                    AMENDMENT
                                     TO THE
                                AGENCY AGREEMENT








        Amendment No. 1 to the Agency Agreement (the "Agency Agreement") dated February 13, 1998 between AccuMed International, Inc., a Delaware corporation (the "Company"), and Commonwealth Associates (the "Placement Agent"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agency Agreement.

        The parties hereto agree to the following amendments to the terms of the Exchange Offer and the Agency Agreement:

        Section 3(d) of the Agency Agreement is hereby deleted, and the following is inserted in lieu thereof:

        "(d) Placement Fee and Expenses. Simultaneously with the exchange of the Notes at the Expiration Date as provided in paragraph 3(a) above, the Company shall at the Expiration Date pay to the Placement Agent reimbursement for accountable expenses. Within 60 days following the Expiration Date, the Company shall pay the Placement Agent a cash fee of $175,000. In addition, the Placement Agent shall receive a copy of written documentation from the Company to the registrar and transfer agent for the Common Stock instructing it to issue to the Placement Agent a certificate representing 50,000 shares of Common Stock in lieu of a cash retainer. The Company shall also pay all expenses in connection with the qualification of the Shares and Warrants under the securities or Blue Sky laws of the states which the Placement Agent shall designate. The Company will, at the Expiration Date, issue to you or your designees (which may include any Selected Dealer or any officer of the Placement Agent or a Selected Dealer) the Agent's Warrants in the form annexed hereto as Exhibit 1 to purchase 350,000 shares of Common Stock. The Agent's Warrants will be exercisable for a period of seven years from the Expiration Date. Moreover, an aggregate of 200,000 warrants previously issued to the Placement Agent or its designees in connection with the private placement of the Notes, exercisable at an exercise price of $3.125 per share, will be exchanged for Warrants having identical terms except that the Warrants will have an exercise price of $1.125 per share. The Placement Agent will be entitled to receive the Transaction Fee whether or not the exchange is solicited by the Placement Agent, the Company or any third party."

        Except as expressly provided herein, the terms of the Agency Agreement shall remain in full force and effect without modification or amendment.

        In Witness Whereof, the parties have caused this Amendment No. 1 to be executed as of February 23, 1998.

                                     ACCUMED INTERNATIONAL, INC.



                                     By:  \s\ PAUL F. LAVALLEE
                                        --------------------------------------
                                     Name: Paul F. Lavallee
                                     Title: Chairman, Chief Executive Officer
                                              and President



                                     COMMONWEALTH ASSOCIATES,
                                     a New York limited partnership

                                     By:  COMMONWEALTH MANAGEMENT CO., INC.,
                                     a New York corporation, its general partner



                                     By: \s\ JOSEPH D. WYNNE
                                        --------------------------------------
                                     Name: Joseph D. Wynne
                                     Title:   Chief Financial Officer



                                       20